                                               FILING PURSUANT TO RULE 424(b)(2)
                                            REGISTRATION STATEMENT NO. 333-33774


                           PROSPECTUS SUPPLEMENT NO. 4


                       TO PROSPECTUS DATED APRIL 19, 2000,
              PROSPECTUS SUPPLEMENT NO. 1 DATED NOVEMBER 16, 2000, PROSPECTUS SUPPLEMENT NO. 2 DATED JULY 19, 2001, AND
                PROSPECTUS SUPPLEMENT NO. 3 DATED AUGUST 20, 2001


                                6,666,667 SHARES

                          ADVANCED VIRAL RESEARCH CORP.

                                  COMMON STOCK

         You should read this prospectus supplement no. 4 along with the accompanying prospectus and prospectus supplements nos. 1, 2 and 3. These documents contain information you should consider when making your investment decision. You should rely only on the information contained or incorporated by reference in this prospectus supplement no. 4 and the accompanying prospectus and prospectus supplements nos. 1, 2 and 3. We have not authorized anyone else to provide you with different or additional information.

         This prospectus supplement no. 4 and the accompanying prospectus and prospectus supplements nos. 1, 2 and 3 do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered hereby. This prospectus supplement no. 4 and the accompanying prospectus and prospectus supplements nos. 1, 2 and 3 do not constitute an offer to sell or a solicitation of an offer to buy our common stock in any circumstances in which an offer or solicitation is unlawful.

         Information in this prospectus supplement no. 4 and the accompanying prospectus and prospectus supplements nos. 1, 2 and 3 may change after the date on the front of the applicable document. You should not interpret the delivery of this prospectus supplement no. 4 or the accompanying prospectus and prospectus supplements nos. 1, 2 and 3 or the sale of the common stock as an indication that there has been no change in our affairs since that date.

         Our principal executive offices are located at 200 Corporate Boulevard South, Yonkers, New York 10701. Our telephone number is (914) 376-7383.

                               ------------------

         INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THE PROSPECTUS.

                               ------------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ------------------

       THE DATE OF THIS PROSPECTUS SUPPLEMENT NO. 4 IS SEPTEMBER 28, 2001

                                   THE COMPANY

         On July 30, 2001, we submitted an IND application to the FDA to begin Phase I clinical trials of Product R as a topical treatment for genital warts caused by the human papilloma virus (HPV) infection. On September 4, 2001, our IND application to the FDA for Product R as a topical therapy for genital warts was cleared for Phase I clinical trials. With the guidance of our FDA consultants, GloboMax, we have initiated Phase I safety studies for the topical application of Product R in humans. The Phase I initial trials are placebo controlled, open label dose escalation safety studies in healthy volunteers. These studies are being conducted in the United States. We do not know what the actual cost of such trials will be. We need additional funding to continue and/or complete such human clinical trials. Such funding may not be available to us, which may force us to reduce our operations.

                                 USE OF PROCEEDS

         We will use the net proceeds of this offering of our common stock as described in the prospectus. See "Use of Proceeds" beginning on page 7 of the prospectus.

                              PLAN OF DISTRIBUTION

         Pursuant to this prospectus supplement no. 4, we are offering 6,666,667 shares of our common stock to Cambois Finance, Ltd., a British Virgin Islands corporation. We have entered into a Stock Purchase Agreement dated as of September 28, 2001 with Cambois Finance pursuant to which we will issue and sell to Cambois Finance 6,666,667 shares of our common stock at a negotiated price of $0.15 per share. There has been no material relationship between Cambois Finance and Advanced Viral Research Corp. in the past three years.

         Cambois Finance is an "underwriter" within the meaning of the Securities Act of 1933 in connection with its sale of the shares purchased from us described in this prospectus supplement no. 4. Broker-dealers or other persons acting on the behalf of parties that participate in the distribution of the shares may also be deemed to be underwriters. Any commissions or profits they receive on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

         During the time Cambois Finance is engaged in distributing shares covered by this prospectus supplement no. 4 and accompanying prospectus and prospectus supplements nos. 1, 2 and 3, Cambois Finance may be subject to, among other regulations, Regulation M under the Securities Exchange Act of 1934. With certain exceptions, to the extent Cambois Finance is subject to Regulation M, it may not engage in any stabilization activity in connection with our securities, must furnish each broker who offers shares of common stock covered by this prospectus supplement no. 4 and accompanying prospectus and prospectus supplements nos. 1, 2 and 3 with the number of copies of this prospectus supplement no. 4 and accompanying prospectus and prospectus supplements nos. 1, 2 and 3 which are required by each broker, and may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

                           MARKET FOR OUR COMMON STOCK

         Our common stock is traded on the National Association of Securities Dealers, Inc.'s OTC Bulletin Board under the symbol "ADVR." On September 27, 2001 the high and low bid prices for our common stock on the Bulletin Board were $0.20 and $0.17, respectively. As of September 27, 2001, we had 386,963,529 shares of common stock outstanding.

                       WHERE YOU CAN FIND MORE INFORMATION

         The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement no. 4 and the accompanying prospectus and prospectus supplements nos. 1, 2 and 3. We incorporate the documents indicated on page 9 of our prospectus.

                                               FILING PURSUANT TO RULE 424(B)(2)
                                            REGISTRATION STATEMENT NO. 333-33774

                           PROSPECTUS SUPPLEMENT NO. 3

                       TO PROSPECTUS DATED APRIL 19, 2000,
            PROSPECTUS SUPPLEMENT NO. 1 DATED NOVEMBER 16, 2000, AND

                 PROSPECTUS SUPPLEMENT NO. 2 DATED JULY 19, 2001

                                2,000,000 SHARES

                          ADVANCED VIRAL RESEARCH CORP.

                                  COMMON STOCK

         You should read this prospectus supplement no. 2 along with the accompanying prospectus and prospectus supplements nos. 1 and 2. These documents contain information you should consider when making your investment decision. You should rely only on the information contained or incorporated by reference in this prospectus supplement no. 3 and the accompanying prospectus and prospectus supplements nos. 1 and 2. We have not authorized anyone else to provide you with different or additional information.

         This prospectus supplement no. 3 and the accompanying prospectus and prospectus supplements nos. 1 and 2 do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered hereby. This prospectus supplement no. 3 and the accompanying prospectus and prospectus supplements nos. 1 and 2 do not constitute an offer to sell or a solicitation of an offer to buy our common stock in any circumstances in which an offer or solicitation is unlawful.

         Information in this prospectus supplement no. 3 and the accompanying prospectus and prospectus supplements nos. 1 and 2 may change after the date on the front of the applicable document. You should not interpret the delivery of this prospectus supplement no. 3 or the accompanying prospectus and prospectus supplements nos. 1 and 2 or the sale of the common stock as an indication that there has been no change in our affairs since that date.

         Our principal executive offices are located at 200 Corporate Boulevard South, Yonkers, New York 10701. Our telephone number is (914) 376-7383.

                               ------------------

         INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THE PROSPECTUS.

                               ------------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ------------------

         THE DATE OF THIS PROSPECTUS SUPPLEMENT NO. 3 IS AUGUST 20, 2001

                                 USE OF PROCEEDS

         We will use the net proceeds of this offering of our common stock as described in the prospectus. See "Use of Proceeds" beginning on page 7 of the prospectus.

                              PLAN OF DISTRIBUTION

         Pursuant to this prospectus supplement no. 3, we are offering 2,000,000 shares of our common stock to BNC Bach International, Ltd., a British Virgin Islands corporation. We have entered into a Stock Purchase Agreement dated August 20, 2001 with BNC Bach pursuant to which we will issue and sell to BNC Bach 2,000,000 shares of our common stock at a negotiated price of $0.30 per share. There has been no material relationship between BNC Bach and Advanced Viral Research Corp. in the past three years other than in connection with the Stock Purchase Agreement mentioned above and the Stock Purchase Agreement dated July 18, 2001 pursuant to which BNC Bach purchased 3,125,000 shares of our common stock at a negotiated price of $0.32 per share.

         BNC Bach is an "underwriter" within the meaning of the Securities Act of 1933 in connection with its sale of the shares purchased from us described in this prospectus supplement no. 3. Broker-dealers or other persons acting on the behalf of parties that participate in the distribution of the shares may also be deemed to be underwriters. Any commissions or profits they receive on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

         During the time BNC Bach is engaged in distributing shares covered by this prospectus supplement no. 3 and accompanying prospectus and prospectus supplements nos. 1 and 2, BNC Bach may be subject to, among other regulations, Regulation M under the Securities Exchange Act of 1934. With certain exceptions, to the extent BNC Bach is subject to Regulation M, it may not engage in any stabilization activity in connection with our securities, must furnish each broker who offers shares of common stock covered by this prospectus supplement no. 3 and accompanying prospectus and prospectus supplements nos. 1 and 2 with the number of copies of this prospectus supplement no. 3 and accompanying prospectus and prospectus supplements nos. 1 and 2 which are required by each broker, and may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

                           MARKET FOR OUR COMMON STOCK

         Our common stock is traded on the National Association of Securities Dealers, Inc.'s OTC Bulletin Board under the symbol "ADVR." On August 16, 2001 the high and low bid prices for our common stock on the Bulletin Board were $0.345 and $0.31, respectively. As of August 17, 2001, we had 384,787,118 shares of common stock outstanding.

                       WHERE YOU CAN FIND MORE INFORMATION

         The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement no. 3 and the accompanying prospectus and prospectus supplements nos. 1 and 2. We incorporate the documents indicated on page 9 of our prospectus.

                                               FILING PURSUANT TO RULE 424(b)(2)
                                            REGISTRATION STATEMENT NO. 333-33774

                           PROSPECTUS SUPPLEMENT NO. 2

                     TO PROSPECTUS DATED APRIL 19, 2000 AND
               PROSPECTUS SUPPLEMENT NO. 1 DATED NOVEMBER 16, 2000

                                3,125,000 SHARES

                          ADVANCED VIRAL RESEARCH CORP.

                                  COMMON STOCK

         You should read this prospectus supplement no. 2 along with the accompanying prospectus and prospectus supplement no. 1. These documents contain information you should consider when making your investment decision. You should rely only on the information contained or incorporated by reference in this prospectus supplement no. 2 and the accompanying prospectus and prospectus supplement no. 1. We have not authorized anyone else to provide you with different or additional information.

         This prospectus supplement no. 2 and the accompanying prospectus and prospectus supplement no. 1 do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered hereby. This prospectus supplement no. 2 and the accompanying prospectus and prospectus supplement no. 1 do not constitute an offer to sell or a solicitation of an offer to buy our common stock in any circumstances in which an offer or solicitation is unlawful.

         Information in this prospectus supplement no. 2 and the accompanying prospectus and prospectus supplement no. 1 may change after the date on the front of the applicable document. You should not interpret the delivery of this prospectus supplement no. 2 or the accompanying prospectus and prospectus supplement no. 1 or the sale of the common stock as an indication that there has been no change in our affairs since that date.

         Our principal executive offices are located at 200 Corporate Boulevard South, Yonkers, New York 10701. Our telephone number is (914) 376-7383.

                               ------------------

         INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THE PROSPECTUS.

                               ------------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ------------------

          THE DATE OF THIS PROSPECTUS SUPPLEMENT NO. 2 IS JULY 19, 2001

                                 USE OF PROCEEDS

         We will use the net proceeds of this offering of our common stock as described in the prospectus. See "Use of Proceeds" beginning on page 7 of the prospectus.

                              PLAN OF DISTRIBUTION

         Pursuant to this prospectus supplement no. 2, we are offering 3,125,000 shares of our common stock to BNC Bach International, Ltd., a British Virgin Islands corporation. We have entered into a Stock Purchase Agreement dated July 18, 2001 with BNC Bach pursuant to which we will issue and sell to BNC Bach 3,125,000 shares of our common stock at a negotiated price of $0.32 per share. There has been no material relationship between BNC Bach and Advanced Viral Research Corp. in the past three years other than in connection with the Stock Purchase Agreement mentioned above.

         BNC Bach is an "underwriter" within the meaning of the Securities Act of 1933 in connection with its sale of the shares purchased from us described in this prospectus supplement no. 2. Broker-dealers or other persons acting on the behalf of parties that participate in the distribution of the shares may also be deemed to be underwriters. Any commissions or profits they receive on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

         During the time BNC Bach is engaged in distributing shares covered by this prospectus supplement no. 2 and accompanying prospectus and prospectus supplement no. 1, BNC Bach may be subject to, among other regulations, Regulation M under the Securities Exchange Act of 1934. With certain exceptions, to the extent BNC Bach is subject to Regulation M, it may not engage in any stabilization activity in connection with our securities, must furnish each broker who offers shares of common stock covered by this prospectus supplement no. 2 and accompanying prospectus and prospectus supplement no. 1 with the number of copies of this prospectus supplement no. 2 and accompanying prospectus and prospectus supplement no. 1 which are required by each broker, and may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

                           MARKET FOR OUR COMMON STOCK

         Our common stock is traded on the National Association of Securities Dealers, Inc.'s OTC Bulletin Board under the symbol "ADVR." On July 17, 2001 the high and low bid prices for our common stock on the Bulletin Board were $0.355 and $0.34, respectively. As of July 17, 2001, we had 380,437,118 shares of common stock outstanding.

                       WHERE YOU CAN FIND MORE INFORMATION

         The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement no. 2 and the accompanying prospectus and prospectus supplement no. 1. We incorporate the documents indicated on page 9 of our prospectus.

                                               FILING PURSUANT TO RULE 424(b)(2)
                                            REGISTRATION STATEMENT NO. 333-33774


                           PROSPECTUS SUPPLEMENT NO. 1

                      (TO PROSPECTUS DATED APRIL 19, 2000)

                                4,960,317 SHARES

                          ADVANCED VIRAL RESEARCH CORP.

                                  COMMON STOCK

         You should read this prospectus supplement no. 1 along with the accompanying prospectus. These documents contain information you should consider when making your investment decision. You should rely only on the information contained or incorporated by reference in this prospectus supplement no. 1 and the accompanying prospectus. We have not authorized anyone else to provide you with different or additional information.

         This prospectus supplement no. 1 and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered hereby. This prospectus supplement no. 1 and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy our common stock in any circumstances in which an offer or solicitation is unlawful.

         Information in this prospectus supplement no. 1 and the accompanying prospectus may change after the date on the front of the applicable document. You should not interpret the delivery of this prospectus supplement no. 1 or the accompanying prospectus or the sale of the common stock as an indication that there has been no change in our affairs since that date.

         Our principal executive offices are located at 200 Corporate Boulevard South, Yonkers, New York 20701. Our telephone number is (914) 376-7383.

                               ------------------

         INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THE PROSPECTUS.

                               ------------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ------------------

       THE DATE OF THIS PROSPECTUS SUPPLEMENT NO. 1 IS NOVEMBER 16, 2000

                                 USE OF PROCEEDS

         We will use the net proceeds of this offering of our common stock as described in the prospectus. See "Use of Proceeds" beginning on page 7 of the prospectus.

                              PLAN OF DISTRIBUTION

         Pursuant to this prospectus supplement no. 1, we are offering 4,960,317 shares of our common stock to Roseworth Group Ltd., a British Virgin Islands corporation. We have entered into a Stock Purchase Agreement dated November 16, 2000 with Roseworth Group pursuant to which we will issue and sell to Roseworth Group 4,960,317 shares of our common stock at a negotiated price of $0.3024 per share. There has been no material relationship between Roseworth and Advanced Viral Research Corp. in the past three years other than in connection with the Stock Purchase Agreement mentioned above.

         Roseworth Group is an "underwriter" within the meaning of the Securities Act of 1933 in connection with its sale of the shares purchased from us described in this prospectus supplement no. 1. Broker-dealers or other persons acting on the behalf of parties that participate in the distribution of the shares may also be deemed to be underwriters. Any commissions or profits they receive on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

         During the time Roseworth Group is engaged in distributing shares covered by this prospectus supplement no. 1 and accompanying prospectus, Roseworth Group may be subject to, among other regulations, Regulation M under the Securities Exchange Act of 1934. With certain exceptions, to the extent Roseworth is subject to Regulation M, it may not engage in any stabilization activity in connection with our securities, must furnish each broker who offers shares of common stock covered by this prospectus supplement no. 1 and accompanying prospectus with the number of copies of this prospectus supplement no. 1 and accompanying prospectus which are required by each broker, and may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

                           MARKET FOR OUR COMMON STOCK

         Our common stock is traded on the National Association of Securities Dealers, Inc.'s OTC Bulletin Board under the symbol "ADVR." On November 15, 2000 the high closing bid and low closing ask prices for our common stock on the Bulletin Board were $0.305 and $0.31, respectively. As of November 15, 2000, we had 361,989,301 shares of common stock outstanding.

                       WHERE YOU CAN FIND MORE INFORMATION

         The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement no. 1 and the accompanying prospectus. We incorporate the documents indicated on page 9 of our prospectus.

                                TABLE OF CONTENTS


                                                                      Page
                                                                      ----
                             PROSPECTUS SUPPLEMENT

     Use of Proceeds.............................................     S-2

     Plan of Distribution........................................     S-3

     Market for our Common Stock.................................     S-3

                                   PROSPECTUS

     About this Prospectus.......................................       1

     The Company.................................................       2

     Risk Factors................................................       3

     Use of Proceeds.............................................       7

     Plan of Distribution........................................       7

     Description of Common Stock.................................       8

     Incorporation of Certain Documents by Reference.............       9

     Where to Find More Information..............................      10

     Legal Matters...............................................      10

     Experts.....................................................      10

                               200,000,000 SHARES

                          ADVANCED VIRAL RESEARCH CORP.

                                  COMMON STOCK


         Advanced Viral Research Corp. ("ADVR") may offer from time to time in one or more offerings an aggregate of up to 200,000,000 shares of our common stock. We may offer the common stock in separate series in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus (each, a "prospectus supplement"). When we decide to issue common stock, we will provide you with the specific terms and the public offering price of the common stock in prospectus supplements. You should read this prospectus and the prospectus supplements carefully before you invest. This prospectus may not be used to offer or sell the common stock unless accompanied by a prospectus supplement.

         Our common stock is traded on the National Association of Securities Dealers, Inc.'s OTC Bulletin Board under the symbol "ADVR." On March 27, 2000 the high and low bid prices for our common stock on the Bulletin Board were $0.76 and $0.65, respectively.

         See "Risk Factors" on page 3 to read about factors you should consider before buying shares of the common stock.

                              --------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              --------------------

                 The date of this prospectus is April 19, 2000.

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, we may from time to time sell any number of the shares of common stock described in this prospectus in one or more offerings up to a total of 200,000,000 shares.

         This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading "Where To Find More Information."

         The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, contains additional information about the securities offered under this prospectus. That registration statement can be read at the Securities and Exchange Commission, or SEC, web site or at the SEC offices mentioned below under the heading "Where To Find More Information."

         You should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of these documents.

                 FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

         This prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Words such as "expects," "may," "will," "anticipates," "intends," "plans," "believes," "seeks," "estimates," and similar expressions identify forward-looking statements. These forward-looking statements are subject to important factors, disclosed in this prospectus, that could cause actual results to differ materially from such expectations, including those factors discussed in "Risk Factors."

         We will not publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed in the prospectus might not occur.

                                   THE COMPANY

         Advanced Viral Research Corp. ("ADVR") was formed in July 1985 to engage in the production and marketing, promotion and sale of a pharmaceutical drug with the trade name "Reticulose." Under the Federal Food, Drug, and Cosmetic Act, as amended in 1962, the Food and Drug Administration, or FDA, classified Reticulose as a "new drug" requiring FDA approval prior to any sale in the United States. Reticulose (the current formulation of which is now known as and hereinafter referred to as "Product R") has not been approved for sale or use by the FDA or any foreign government body, and thus we have not as yet commenced any commercial operations. We are dependent on registration and/or approval by applicable regulatory authorities of Product R in order to commence commercial operations.

         Our operations over the last five years have been limited principally to engaging in research, in vitro testing and analysis of Product R in the United States, and engaging others to perform testing and analysis of Product R on human patients overseas. The FDA has not approved human clinical trials for Product R in the United States. We may be required, in the absence of grants or other subsidies, to bear the expenses of the first phase of human clinical trials to the extent the FDA permits human clinical trials to occur. We do not know what the actual cost of such trials would be. If we need additional financing to fund such human clinical trials, it may not be available to us, which may force us to reduce our operations.

         Our principal executive offices are located at 200 Corporate Boulevard South, Yonkers, New York 10701, and our telephone number is (914) 376-7383. For further information about the business and operations of ADVR, reference is made to ADVR's reports incorporated herein by reference. See "Incorporation of Certain Information by Reference" below.

                                  RISK FACTORS

         Our securities are highly speculative. You shouldn't purchase them unless you can afford to lose your entire investment. You should consider very carefully the following risk factors before you decide to purchase our securities.

1. Because our shares are 'penny stocks,' you may be unable to resell them in the secondary market.

         A "penny stock" is an equity security with a market price of less than $5 per share which is not listed on the Nasdaq or a national securities exchange. Due to the extra risks involved in an investment in penny stocks, federal securities laws and regulations require broker/dealers who recommend penny stocks to persons other than their established customers and accredited investors to make a special written suitability determination for the purchaser, provide them with a disclosure schedule explaining the penny stock market and its risks, and receive the purchaser's written agreement to the transaction prior to the sale. These requirements limit the ability of broker/dealers to sell penny stocks. Also, because of the extra requirements, many broker/dealers are unwilling to sell penny stocks at all. As a result, you maybe unable to resell the stock you buy in this offering and could lose your entire investment.

2. The exercise or conversion of our outstanding convertible securities could have a significant negative impact on the market price of our common stock.

         As of the date of this prospectus, in addition to the 343,368,290 shares of our common stock currently outstanding, the following securities are outstanding:

     o Stock options to purchase an aggregate of 28,696,114 shares of common stock at exercise prices ranging from $0.15 to $0.36

     o Warrants to purchase an aggregate of 14,247,896 shares of common stock at prices ranging from $0.199 to $0.864

     o Convertible debentures currently estimated to be convertible into an aggregate of approximately 29,138 shares based on the average bid and ask price of our common stock on March 27, 2000, which was $0.715.

         If all the options, warrants, and convertible debentures were fully exercised and converted, as the case may be, there would be outstanding an additional 42,973,148 shares of common stock. The sale or availability for sale of this number of shares of common stock in the public market could depress the market price of the common stock. Additionally, the sale or availability for sale of this number of shares may lessen the likelihood that additional equity financing will be available to us, on favorable or unfavorable terms.

3. It is unlikely that our company will be able to continue as a going concern without a significant improvement in our financial condition, which has constrained our ability to finance necessary research, development and other operating expenses as needed.

         Our independent certified public accountants' report on our consolidated financial statements for the fiscal year ended December 31, 1999 includes an explanatory paragraph regarding our ability to continue as a going concern. During the next 12 months we expect to spend approximately $9,000,000 ($4,000,000 of which was raised during the first quarter of fiscal 2000) to conduct research and development related activities, including approximately $2,250,000 for the preparation of the IND for submission to the FDA. We currently are unable to calculate the amount we will require in additional funding to complete the FDA approval process, including conducting clinical trials and filing the NDA application. Our ability to continue operations is dependent upon our continued sale of our securities for funds to meet our cash requirements, and as a result our ability to continue as a going concern is doubtful.

         Unless we are able to generate sufficient revenue or raise additional funds when needed, it is likely that we will be unable to continue our planned activities, even if we are making progress with our research and development projects. The longer the duration of the regulatory approval process, the more unlikely it is that we will be able to raise such funds on favorable terms or at all, or that any funds raised will be sufficient to complete the FDA approval process to achieve our goal of commercial distribution in the United States and elsewhere. Furthermore, there is no guarantee that approval of Product R by the FDA or any other regulatory authority, or additional financing from the sale of our securities, will translate into any material change in our financial condition. The extensive delays and costs of complying with the FDA regulations makes it unlikely that we will have adequate funds to finance the necessary clinical studies and related costs.

4. If we do not obtain the FDA's approval to conduct clinical tests of Product R in the United States, we will not be able to complete its development and may not be able to sell it anywhere.

         Product R is the only product we are developing, We will not be able to sell it in the United States unless we submit, and the FDA approves, a new drug application, known as an "NDA." We must conduct clinical trials of Product R in humans before we submit an NDA. However, we cannot begin clinical trials in the United States until the FDA approves our notice of claimed investigational exemption for a new drug, or "IND." We have not yet submitted an IND for Product R and we don't know if or when we will submit one. The FDA will not approve our IND if we haven't satisfied regulatory protocols and other preapproval requirements required for the introduction of a new or unapproved drug.

         If we submit an IND and the FDA approves it, we won't be able to begin clinical testing unless we are able to obtain the additional financing we need in order to conduct the trials. It is also possible that clinical trials, if conducted, will not prove that Product R is safe or effective in treating viruses of any kind, in which case we won't be able to submit an NDA and we won't be able to sell Product R in the United States.

         We haven't been able to sell Product R outside the United States because we don't have a free sales certificate for Product R. A free sales certificate is a document issued by the country in which a pharmaceutical product is manufactured, certifying that the country permits the "free sale" of the product in that country. The Bahamas, where our manufacturing facility is located, has no procedure in place to issue a free sales certificate for any therapeutic drug, including Product R. Most countries require that a pharmaceutical product be at least registered and certified for free sale in the country in which it is manufactured before allowing the registration of the product in that country. Because we are unable to obtain a certificate from the Bahamas, we are not able to meet registration requirements in the countries which require the certificate, and will be unable to sell Product R in those countries.

5. We have incurred losses since our inception, have no product revenue, and expect to incur additional losses in the future.

         Although we were formed in 1985, we are still in the development stage. From inception through December 31, 1999, we had an accumulated deficit of approximately $19,700,000. We expect that our deficit will continue to increase. The only product revenues we have ever had are insignificant amounts related to our distribution of Product R for testing purposes. We do not currently have any source of product revenue. At this time we have no basis to believe that we will ever generate operating revenues from the sale of Product R.

6. We depend on patents and proprietary rights, which may offer only limited protection against potential infringement. If we are unable to protect our patents and proprietary rights, our business, financial condition and results of operations will be harmed.

         Patent protection and trade secret protection are important to our business and that our future will depend, in part, on our ability to maintain trade secret protection, obtain patents and operate without infringing the proprietary rights of others both in the United States and abroad. Litigation or other legal proceedings may be necessary to defend against claims of infringement, to enforce our patents, or to protect our trade secrets, and could result in substantial cost to us and diversion of our efforts. We have currently pending 15 patent applications with the United States Patent and Trademark Office (the "PTO") relating to Product R and 17 foreign patent applications. In the United States, ADVR has one patent allowed and three have been issued by the PTO.

         We also rely on trade secrets, know-how and continuing technological advancements to protect our proprietary technology. We require all of our employees, consultants, advisors and collaborators to enter into confidentiality agreements that prohibit the use or disclosure of information that is deemed confidential. The agreements also oblige our employees, consultants, advisors and collaborators to assign to us developments, discoveries and inventions made by such persons in connection with their work with us. However, these parties may not honor these agreements and we may not be able to successfully protect our rights to unpatented trade secrets and know-how. Others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets and know-how.

         To facilitate development of our proprietary technology base, we may need to obtain licenses to patents or other proprietary rights from other parties. If we are unable to obtain such licenses, our product development efforts may be delayed.

         We may collaborate with universities and governmental research organizations which, as a result, may acquire certain rights to any inventions or technical information derived from such collaboration.

         We may incur substantial costs in asserting any patent rights and in defending suits against us related to intellectual property rights. Such disputes could substantially delay our product development or commercialization activities. The United States Patent and Trademark Office or a private party could institute an interference proceeding relating to our patents or patent applications. An opposition or revocation proceeding could be instituted in the patent offices of foreign jurisdictions. An adverse decision in any such proceeding could result in the loss of our rights to a patent or invention.

7. Our business could be harmed if we lose the services of the key personnel upon whom we depend.

         Advanced Viral is currently wholly dependent upon the personal efforts and abilities of our three full-time executive officers, only one of whom, Bernard Friedland, Chairman of the Board, has any experience in the pharmaceutical industry. The loss or unavailability to us of the services of Bernard Friedland or Dr. Hirschman, President and Chief Executive Officer, could have a material negative impact on our business prospects and any potential earning capacity, and, therefore, we have obtained "key-man" insurance on the lives of Mr. Friedland and Dr. Hirschman in the amounts of $400,000 and $1,000,000, respectively. If our level of operations significantly increase, the business may depend upon our abilities to attract and hire additional management and staff employees. It is possible that we will be unable to secure such additional management and staff when necessary.

8. The voting control held by present management could significantly impact our business.

         As of the date of this prospectus, our current officers and directors beneficially owned 91,052,133 shares of our common stock, or approximately 25.3% of the shares of common stock deemed outstanding on such date for the purposes of the percentage calculation, including certain shares underlying options held by Dr. Hirschman. As there are no cumulative voting rights, current management, by virtue of their stock ownership, can be expected to influence substantially the election of our board of directors and thereby continue to impact substantially our business, affairs and policies.

                                 USE OF PROCEEDS

         We will use the net proceeds received from the sale of the securities for the preparation of the IND for Product R, the continuation of clinical trials in Argentina, ongoing research activities, and general corporate purposes, which may include capital equipment expenditures, at the discretion of management.

         The amounts and timing of our actual expenditures for each purpose may vary significantly depending upon numerous factors, including the status of our product development efforts, regulatory approvals, competition, marketing and distribution activities. Pending such uses, we intend to invest the net proceeds of this offering in short-term, investment grade, interest-bearing securities.

                              PLAN OF DISTRIBUTION

         We may sell the securities being offered by this prospectus:

               o    through agents;

               o    to or through underwriters;

               o    through dealers;

               o through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

               o directly to purchasers, through a specific bidding, auction or other process; or

               o    through a combination of any of these methods of sale.

         We may effect the distribution of the securities from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time:

               o    market prices prevailing at the times of sale;

               o    at prices related to such prevailing market prices; or

               o    at negotiated prices.

         We will describe the method of distribution of the securities in the prospectus supplement.

         Agents designated by us from time to time may solicit offers to purchase the securities. We will name any agent involved in the offer or sale of the securities and set forth any commissions payable by us to an agent in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an "underwriter" of the securities as that term is defined in the Securities Act.

         If we use an underwriter or underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in the prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions. Underwriters and others participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. We will describe any of these activities in the prospectus supplement.

         If a dealer is used in the sale of the securities, we or an underwriter will sell securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The prospectus supplement will set forth the name of the dealer and the terms of the transactions.

         We may directly solicit offers to purchase the securities, and we may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The prospectus supplement will describe the terms of any direct sales, including the terms of any bidding or auction process.

         Agreements we enter into with agents, underwriters and dealers may entitle them to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect of these liabilities. The prospectus supplement will describe the terms and conditions of indemnification or contribution.

         No securities may be sold under this prospectus without delivery, in paper format, in electronic format on the internet, or both, of the applicable prospectus supplement describing the method and terms of the offering.

                           DESCRIPTION OF COMMON STOCK

         As of the date of this prospectus, our Certificate of Incorporation authorize us to issue 1,000,000,000 shares of common stock, par value $0.00001 per share. As of March 27, 2000, there were outstanding 343,368,290 shares of common stock, all of which are fully paid for and non-assessable. The holders of common stock:

         o have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our board of directors;

         o entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

         o do not have preemptive, subscription, or conversion rights and there are no redemption or sinking fund provisions applicable thereto; and

         o are entitled to one noncumulative vote per share on all matters which stockholders may vote on at all meetings of stockholders.

         American Stock Transfer & Trust Company is our transfer agent and registrar, and is located in Brooklyn, New York.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to incorporate by reference the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to part of this prospectus. These documents may include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements. Any documents that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC. Thus, for example, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

         This prospectus incorporates by reference the documents listed below that we previously have filed with the SEC and any additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this prospectus and the termination of the offering of the securities. These documents contain important information about us.

         1.       ADVR's Annual Report on Form 10-K for the year ended
                  December 31, 1999 filed with the Commission on March 30, 2000, as amended; and

         2. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1999, if any.

         You can obtain a copy of any or all of the documents incorporated by reference in this prospectus (other than an exhibit to a documents unless that exhibit is specifically incorporated by reference into that document) from the SEC on its web site at http://www.sec.gov. You also can obtain these documents from us without charge by requesting them in writing, by email or by telephone at the following address:

                                Alan V. Gallantar
                             Chief Financial Officer
                          Advanced Viral Research Corp.
                         200 Corporate Boulevard South,
                             Yonkers, New York 10701
                                 (914) 376-7383
                             agallantar@adviral.com

                         WHERE TO FIND MORE INFORMATION

         We have filed with the SEC a registration statement under the Securities Act of 1933 that registers the distribution of the securities offered under this prospectus. The registration statement, including the attached exhibits and schedules and the information incorporated by reference, contains additional relevant information about us and the securities. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement.

         In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy this information and the registration statement at the following locations of the
SEC:

          o Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20459;

          o Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and

          o New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048.

         You may also read and copy this information at the SEC's Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20459, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

         In addition, the SEC maintains an Internet World Wide Web site that contains reports, proxy statements and other information about issuers of securities, like us, who file such material electronically with the SEC. The address of that web site is http://www.sec.gov. You also can inspect such reports, proxy statements and other information about us at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006. Our common stock is traded on OTC Bulletin Board under the symbol "ADVR."

                                  LEGAL MATTERS

         The validity of the shares offered in this prospectus will be passed upon for Advanced Viral by Berman Wolfe Rennert Vogel & Mandler, P.A., NationsBank Tower, 35th Floor, 100 Southeast Second Street, Miami, Florida 33131.

                                     EXPERTS

         The Consolidated Financial Statements of Advanced Viral Research Corp. included in this prospectus and in the registration statement, except as they pertain to periods unaudited, have been audited by Rachlin Cohen & Holtz LLP, independent certified public accountants, for the periods indicated in their report appearing elsewhere in this prospectus, and are included in this prospectus in reliance upon the report of such firm given upon the authority of such firm as experts in accounting and auditing.